Exhibit 10.65

December 18, 2008

VIA EMAIL AND REGISTERED MAIL

Fujitsu Microelectronics Limited	Fujitsu Microelectronics America, Inc.
7-1, Nishishinjuku 2-chome, Shinjuku	1250 East Arques Avenue M/S3333
Tokyo 163-0722, Japan	Sunnyvale, California 94088, USA

RE:	Repayment of Advance Payment

Dear Mr. Haruyoshi Yagi:

The purpose of this letter is to provide formal notice by Lattice Semiconductor Corporation (“Lattice”) to Fujitsu Microelectronics Limited and Fujitsu Microelectronics America, Inc. (“Fujitsu”) that Lattice wishes to exercise its right to request repayment of the Advance Payment (as defined in the Agreement) pursuant to the Advance Payment and Purchase Agreement, effective as of September 10, 2004, as amended, between Lattice, Fujitsu Limited and Fujitsu Microelectronics America, Inc. and assigned by Fujitsu Limited to Fujitsu Microelectronics Limited, a wholly-owned subsidiary of Fujitsu Limited incorporated in Japan, effective March 21, 2008 (the “Agreement”).

Lattice agrees to accept payment of the outstanding portion of the Advance Payment in three installments as provided below, notwithstanding section 8 of the Agreement. As such, Fujitsu agrees to repay in cash the outstanding portion of the Advance Payment pursuant to the following schedule:

•

$30 million on or before 15 business days after commencement of Fujitsu’s first fiscal quarter in 2009 (commencing on or about April 1, 2009), together with simple interest at the rate of 0.875% per annum accruing from December 31, 2008 until the first payment is received by Lattice;

•

$30 million on or before 15 business days after commencement of Fujitsu’s third fiscal quarter in 2009 (commencing on or about October 1, 2009), together with simple interest at the rate of 0.875% per annum accruing from December 31, 2008 until the second payment is received by Lattice; and

•

The balance of the Advance Payment on or before 15 business days after commencement of Fujitsu’s first fiscal quarter in 2010 (commencing on or about April 1, 2010) with no interest due on such final payment.

5555 N.E. Moore Ct.  •  Hillsboro, Oregon 97124-6421  •  Phone (503) 268-8000  •  FAX (503) 268-8347

Internet: http://www.latticesemi.com

Except as set forth herein, all terms and conditions of the Agreement remain in full force and effect until repayment of the Advance Payment in full. Please acknowledge acceptance of the terms of this letter by signing and dating it below and return to me a signed copy.

Sincerely,

/s/ Tom Kingzett	12/18/08
Tom Kingzett
Corporate Vice President, Manufacturing Operations Lattice Semiconductor Corporation

ACCEPTED AND AGREED: Fujitsu Microelectronics Limited	Fujitsu Microelectronics America, Inc.

/s/ Haruyoshi Yagi	/s/ Michael M. Moore
(Signature)	(Signature)

Name: Haruyoshi Yagi	Name: Michael Moore
Title: Corporate Vice President	Title: Secretary

Date: December 16, 2008	Date: December 17, 2008

5555 N.E. Moore Ct.  •  Hillsboro, Oregon 97124-6421  •  Phone (503) 268-8000  •  FAX (503) 268-8347

Internet: http://www.latticesemi.com